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                                                                 EXHIBIT 10.13.2

                           SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made this 29th day of December 1999 between Spieker Properties, L.P., a California limited partnership, ("Landlord"), and Broadband Sports, Inc., a Delaware corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated July 30, 1999, as amended by that certain First Amendment to Lease (the "First Amendment") dated as of October 1, 1999 (collectively, the "Lease"), for those certain premises located at 2120 Colorado Avenue, 2nd Floor, Santa Monica, California (the "Premises"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

     WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.  Term Commencement Date. Notwithstanding anything to the contrary contained
    ----------------------
    in the Lease, the Term Commencement Date (as defined in Paragraph 2.A of the Lease) with respect to the initial Premises (excluding the Expansion Premises defined in the First Amendment) shall be November 15, 1999. Tenant's obligation to pay Rent in accordance with the terms of the Lease with respect to the initial Premises shall commence on November 15, 1999. There shall be no extension of the Term Commencement Date as a result of Force Majeure Delays or events as described in Paragraph 35 of the Lease or Paragraph 7.1 of Exhibit C to the Lease, of for any other purpose whatsoever. The Expansion Premises Commencement Date with respect to the Expansion Space shall not be modified by this Second Amendment and shall continue to be as defined in Paragraph 2 of the First Amendment.

2.  Term Expiration Date. The expiration date for the Term with respect to each
    --------------------
    of the initial Premises under the Lease and the Expansion Premises under the First Amendment shall be extended to November 14, 2006.

3.  Security Deposit. At the end of the sixth (6th) sentence of Paragraph 19.A
    ----------------
    of the Lease, after the words "three (3) occasions during the Term," insert the following: "and provided that the Security Deposit held by Landlord is a cash deposit (with the nature of the Security Deposit being cash not affecting the reduction of the LOC Amount (as herein defined) when an LOC (as defined herein) is provided by Tenant pursuant to Paragraph 39.D), and further provided that the Security Deposit held hereunder has not been reduced at any time pursuant to Paragraph 19.B below, then".

Except as expressly modified above, all terms and conditions of the Lease as modified remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first written above.

LANDLORD:                              TENANT:
Spieker Properties, L.P.,              Broadband Sports, Inc.,
a California limited partnership       a Delaware corporation

By:  Spieker Properties, Inc.,         By:  Andrea N. Kirsch
     a Maryland corporation                _________________________________
     its General Partner                 Its:  Vice President, Legal Affairs
                                              ______________________________

By:  ___________________________       By:  ________________________________
         Thomas A. Herta

Its: ___________________________         Its: ______________________________
         Vice President